EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 27, 2012, relating to the financial statements and financial statement schedules of Alexander’s, Inc. and subsidiaries and the effectiveness of Alexander’s, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Alexander’s, Inc. for the year ended December 31, 2011:

Registration Statement No. 333-151721 on Form S-8

Amendment No. 1 to Registration Statement No. 333-155727 on Form S-3

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

February 27, 2012